UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 7, 2026
BlackSky Technology Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39113	83-1833760
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2411 Dulles Corner Park
Suite 300
Herndon,	Virginia	20171
(Address of principal executive offices)		(Zip code)
(703) 935-1930
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BKSY	The New York Stock Exchange
Warrants, exercisable for shares of Class A common stock at an exercise price of $92.00 per share	BKSY.W	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Principal Accounting Officer
On April 2, 2026, Tracy Ward informed BlackSky Technology Inc. (the “Company”) of her intent to resign from her position as the Company’s Senior Vice President, Controller, and Principal Accounting Officer, effective April 24, 2026. Ms. Ward plans to pursue another opportunity, and her resignation is not the result of any dispute or disagreement with the Company.

Appointment of Principal Accounting Officer

Henry Dubois, the Company’s Chief Financial Officer and Principal Financial Officer, has been appointed as the Company’s Principal Accounting Officer, effective upon Ms. Ward’s departure. Information regarding Mr. Dubois’s background and business experience, contracts between the Company and Mr. Dubois, and any related party transactions involving Mr. Dubois is incorporated by reference herein from the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on July 24, 2025. No new compensatory arrangements will be entered into with Mr. Dubois in connection with his service as Principal Accounting Officer.

Item 9.01.     Financial Statements and Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 7, 2026

BLACKSKY TECHNOLOGY INC.

By:	/s/ Christiana Lin
Name: Christiana Lin
Title: General Counsel and Chief Administrative Officer